                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  March 23, 2000



                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)



    000-22430                                                      94-2944251
(Commission File No.)                          (IRS Employer Identification No.)



                                48761 Kato Road
                           Fremont, California 94538
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (510) 661-5000

Item 2.   Acquisition or Disposition of Assets

On March 23, 2000, Asyst Technologies, Inc. ("Asyst") completed the second phase of its acquisition of a majority interest in Mecs Corporation, a Japanese corporation ("Mecs") by acquiring an additional 68.7 percent of the common stock of Mecs in exchange for $9.8 million in cash, excluding transaction costs of approximately $800,000. Originally announced on September 22, 1999, the transaction was structured as a staged acquisition, with Asyst acquiring 9.9 percent of the common stock of Mecs in exchange for $1.5 million in cash, excluding transaction costs of approximately $300,000. Under the terms of the purchase agreement, Asyst agreed to move to a majority ownership position upon attainment by Mecs of certain business objectives and has the right to purchase 100 percent of the outstanding common stock of Mecs. Based in Nagoya, Mecs is one of Japan's leading suppliers of robotic systems used to automate sophisticated semiconductor and flat panel display manufacturing equipment.

Such transaction was reported by Asyst on a Form 8-K report filed on April 7, 2000. This amendment to such report on Form 8-K is being filed for the purpose of filing the financial statements required to be filed with such reports.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)       Financial Statements of businesses acquired

Audited Consolidated Financial Statements of Mecs Corporation as of and for the year ended March 31, 1999.

Unaudited Condensed Consolidated Financial Statements of Mecs Corporation as of and for the nine months ended December 31, 1999.

(b)       Pro forma financial information

Unaudited Pro Forma Condensed Combined Balance Sheet of Asyst Technologies, Inc. and Mecs Corporation as of December 31, 1999.

Unaudited Pro Forma Combined Statements of Operations of Asyst Technologies, Inc. and Mecs Corporation for the nine months ended December 31, 1999 and for the year ended March 31, 1999.

Unaudited Notes to Pro Forma Combined Financial Statements of Asyst Technologies, Inc.

(c)  Exhibits


Exhibit No.         Description
-----------         -----------
2.1*                Agreement for Sale and Purchase of Common Stock, dated as of
                    September 27, 1999, between the Registrant and MECS
                    Corporation.
2.2                 Amendemnt Agreement, dated as of March 23, 2000.
4.1                 Reference is made to Exhibits 2.1 and 2.2.
99.1                Press release announcing the minority ownership position in
                    MECS.
99.2                Press release announcing the majority ownership position in
                    MECS.

-----------
* Previously filed with the Registrant's Registration Statement on Form S-3/A (File No. 333-89489), filed October 29, 1999.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASYST TECHNOLOGIES, INC.

                                    By:  /s/ Mihir Parikh
                                         --------------------------------
                                             Mihir Parikh
                                             Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Mecs Corporation:
Nagoya, Japan

We have audited the accompanying consolidated balance sheet of Mecs Corporation and subsidiaries (the "Company") as of March 31, 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Net current assets of discontinued operations in the accompanying consolidated balance sheet as of March 31, 1999, includes (Yen)231,437 thousand, and Discontinued Operations in the accompanying statement of operations for the year ended March 31, 1999, includes (Yen)107,606 thousand, related to Intertec Inc., a subsidiary sold on December 28, 1999. We were engaged to audit the consolidated financial statements subsequent to the sale of Intertec. The buyer has not agreed to provide us access to books and records of Intertec, and we were not able to satisfy ourselves as to the net current assets or the income from discontinued operations of Intertec Inc., by other auditing procedures.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to obtain sufficient evidence regarding the net assets, and income from discontinued operations, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of the Company as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.


DELOITTE TOUCHE TOHMATSU
May 26, 2000

MECS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 1999


                                                                                                        Thousands of U.S.
                                                                                Thousands of Yen         Dollars (Note 1)
                                                                                ----------------         -----------------
ASSETS
Current Assets:
 Cash                                                                         (Yen)   776,266                   $ 6,415
 Time deposits (Note 5)                                                               196,268                     1,622
 Trade receivables-
   Notes (Note 5)                                                                     624,816                     5,164
   Accounts                                                                           801,089                     6,621
   Allowance for doubtful receivables                                                 (33,512)                     (277)
 Inventories (Note 3)                                                               1,206,796                     9,974
 Prepaid expenses and other                                                            61,721                       510
 Net current assets of discontinued operations (Notes 10 and 15)                      228,348                     1,887
                                                                                    ---------                    ------
     Total current assets                                                           3,861,792                    31,916
                                                                                    ---------                    ------
Property and Equipment (Notes 4 and 5):
 Land                                                                                 248,700                     2,055
 Building and improvement                                                           1,299,365                    10,739
 Machinery and equipment                                                              477,127                     3,943
                                                                                    ---------                    ------
                                                                                    2,025,192                    16,737
 Accumulated depreciation                                                            (939,573)                   (7,765)
                                                                                    ---------                    ------
 Property and equipment, net                                                        1,085,619                     8,972
                                                                                    ---------                    ------

Investments and Other Assets:
 Securities investments (Note 6)                                                       13,530                       112
 Investments in and advances to affiliated companies (Note 7)                         633,600                     5,236
 Other assets                                                                          87,586                       724
 Allowance for doubtful receivables                                                  (644,743)                   (5,328)
                                                                                     --------                    ------
                                                                                       89,973                       744
                                                                                     --------                    ------
Total                                                                         (Yen) 5,037,384                   $41,632
                                                                                    =========                    ======

                                                                                                             (Continued)

The accompanying notes to consolidated financial statements are an integral part of these statements.

MECS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 1999

                                                                                                   Thousands of U.S.
                                                                           Thousands of Yen         Dollars (Note 1)
                                                                           ----------------        -----------------
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
 Short-term debt (Notes 5 and 8)                                              (Yen) 2,138,000                 $ 17,669
 Current portion of long-term debt (Notes 5 and 8)                                    141,321                    1,168
 Trade notes and accounts payable                                                   1,731,721                   14,312
 Advances from customers                                                              388,176                    3,208
 Other current liabilities                                                            334,953                    2,768
                                                                                   ----------                  -------
    Total current liabilities                                                       4,734,171                   39,125
                                                                                   ----------                  -------
Long-term Liabilities:
 Long-term debt, net of current portion
    (Notes 5 and 8)                                                                   645,399                    5,334
 Other long-term liabilities (Note 9)                                                 228,308                    1,887
                                                                                   ----------                  -------
     Total long-term liabilities                                                      873,707                    7,221
                                                                                   ----------                  -------
Minority Interest                                                                      15,224                      126
                                                                                   ----------                  -------

Commitments and Contingent Liabilities (Note 12)

Shareholders' Deficit (Note 13):
 Common stock, par value (Yen)50 per share;
   Authorized - 17,736,000 shares
   Outstanding - 5,270,400 shares                                                     928,700                    7,675
 Additional paid-in capital                                                           737,200                    6,093
 Legal reserve                                                                        127,135                    1,051
 Accumulated deficit                                                               (2,370,924)                 (19,594)
 Accumulated other comprehensive loss                                                  (7,829)                     (65)
                                                                                   ----------                  -------
     Total shareholders' deficit                                                     (585,718)                  (4,840)
                                                                                   ----------                  -------
Total                                                                        (Yen)  5,037,384                 $ 41,632
                                                                                   ==========                  =======

                                                                                                           (Concluded)

The accompanying notes to consolidated financial statements are an integral part of these statements.

MECS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 1999

                                                                                                      Thousands of U.S.
                                                                             Thousands of Yen           Dollars Note 1
                                                                             ----------------         -----------------
Net Sales                                                               (Yen)      4,641,919                  $  38,363
Cost of Sales                                                                      4,198,208                     34,696
Impairment of Long-Lived Assets (Note 4)                                             446,716                      3,692
                                                                                   ---------                   --------
     Gross loss                                                                       (3,005)                       (25)

Selling, General and Administrative Expenses                                       1,223,958                     10,115
Research and Development                                                              44,274                        366
                                                                                   ---------                   --------
Total operating expenses                                                           1,268,232                     10,481
                                                                                   ---------                   --------
     Operating loss                                                               (1,271,237)                   (10,506)
                                                                                   ---------                   --------
Other Income (Expenses):
 Interest expense                                                                    (47,896)                      (396)
 Other, net                                                                           50,528                        418
                                                                                   ---------                   --------
     Other income, net                                                                 2,632                         22
                                                                                   ---------                   --------
Loss from Consolidated Operations before Income Taxes and Minority
 Interest                                                                         (1,268,605)                   (10,484)
                                                                                   ---------                   --------
Income Taxes (Note 11):
 Current                                                                             (51,780)                      (428)
 Deferred                                                                                  -                          -
                                                                                   ---------                   --------
     Total                                                                           (51,780)                      (428)
                                                                                   ---------                   --------
Loss from Consolidated Operations                                                 (1,320,385)                   (10,912)
                                                                                   ---------                   --------
Minority Interests in Net Loss of Consolidated Subsidiaries                               19                          -
                                                                                   ---------                   --------
Loss from Consolidated Companies                                                  (1,320,366)                   (10,912)
                                                                                   ---------                   --------
Equity in Loss of Affiliated Companies                                               (56,078)                      (464)
                                                                                   ---------                   --------
Net Loss from Continuing Operations                                               (1,376,444)                   (11,376)
                                                                                   ---------                   --------
Discontinued Operations (Note 10):
 Income from operations, net of applicable income taxes                              101,662                        840
 Loss on disposal, net of applicable income taxes                                    (15,651)                      (129)
                                                                                   ---------                   --------
                                                                                      86,011                        711
                                                                                   ---------                   --------
Net Loss                                                                  (Yen)   (1,290,433)                  $(10,665)
                                                                                   =========                   ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

MECS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
FOR THE YEAR ENDED MARCH 31, 1999

                                                                                                      Thousands of U.S.
                                                                             Thousands of Yen         Dollars (Note 1)
                                                                             ----------------         -----------------
Common Stock:
   Balance, beginning of year                                            (Yen)        928,700                 $  7,675
                                                                                  -----------                 --------
   Balance, end of year                                                  (Yen)        928,700                 $  7,675
                                                                                  ===========                 ========

Additional Paid-in Capital:
   Balance, beginning of year                                            (Yen)        737,200                 $  6,093
                                                                                  -----------                 --------
   Balance, end of year                                                  (Yen)        737,200                 $  6,093
                                                                                  ===========                 ========

Legal Reserve:
   Balance, beginning of year                                            (Yen)        124,500                 $  1,029
   Transfer to legal reserve                                                            2,635                       22
                                                                                  -----------                 --------
   Balance, end of year                                                  (Yen)        127,135                 $  1,051
                                                                                  ===========                 ========

Accumulated Deficit:
   Balance, beginning of year                                            (Yen)     (1,051,503)                $ (8,690)
   Net loss                                                                        (1,290,433)                 (10,665)
   Dividend paid                                                                      (26,353)                    (217)
   Transfer to legal reserve                                                           (2,635)                     (22)
                                                                                  -----------                 --------
   Balance, end of year                                                  (Yen)     (2,370,924)                $(19,594)
                                                                                   ==========                 ========

Accumulated Other Comprehensive Income (Loss):
   Balance, beginning of year                                            (Yen)         25,443                 $    210

   Other comprehensive loss                                                           (33,272)                    (275)
                                                                                  -----------                 --------
   Balance, end of year                                                  (Yen)         (7,829)                $    (65)
                                                                                  ===========                 ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

MECS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 1999

                                                                                                                 Thousands of U.S.
                                                                                     Thousands of Yen            Dollars (Note 1)
                                                                                     ----------------            -----------------
Cash Flows from Operating Activities:
 Net loss
                                                                                 (Yen)  (1,290,433)                  $(10,665)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Income from operations of discontinued operations                                      (101,662)                      (840)
   Loss from disposal of discontinued operations                                            15,651                        129
   Change in net current assets of discontinued operations                                  98,934                        818
   Depreciation and amortization expenses                                                   98,312                        812
   Impairment of long-lived assets                                                         446,716                      3,692
   Increase in loss valuation allowances                                                   112,943                        933
   Change in current assets and liabilities:
     Trade receivables                                                                     508,041                      4,199
     Other receivables                                                                     105,268                        870
     Inventories                                                                           453,446                      3,747
     Trade payables                                                                       (108,426)                      (896)
     Advances from customers                                                              (806,712)                    (6,667)
     Other, net                                                                             97,303                        805
                                                                                    ---------------            ---------------
       Net cash used in operating activities                                              (370,619)                    (3,063)
                                                                                    ---------------            ---------------
Cash Flows from Investing Activities:
 Collection of loans receivable                                                             86,314                        713
 Net decrease in time deposits                                                              66,108                        546
 Other, net                                                                                 55,709                        461
                                                                                    ---------------            ---------------
     Net cash provided by investing activities                                             208,131                      1,720
                                                                                    ---------------            ---------------
Cash Flows from Financing Activities:
 Net increase in short-term debt,                                                          500,000                      4,132
 Proceeds form long-term debt                                                              185,420                      1,532
 Repayment of long-term debt                                                              (142,900)                    (1,181)
 Cash dividends paid                                                                       (26,353)                      (217)
                                                                                    ---------------            ---------------
     Net cash provided by financing activities                                             516,167                      4,266
                                                                                    ---------------            ---------------
Effect of Exchange Rate Changes on Cash                                          (Yen)     (31,063)                  $   (257)
                                                                                    ---------------            ---------------
Net Change in Cash                                                                         322,616                      2,666
Cash, Beginning of Year                                                                    453,650                      3,749
                                                                                    ---------------            ---------------

Cash, End of Year                                                                (Yen)     776,266                   $  6,415
                                                                                    ===============            ===============

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the year for-
  Interest                                                                       (Yen)      45,019                   $    372
  Income taxes                                                                              36,670                        303

The accompanying notes to consolidated financial statements are an integral part of these statements.

MECS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 1999

1.  BASIS OF PRESENTING FINANCIAL STATEMENTS

Mecs Corporation (Mecs) is a Japanese corporation engaged in the manufacture of robotic systems used to automate sophisticated semiconductor and flat panel display manufacturing equipment. Mecs primarily markets its systems in Japan, Taiwan, and Korea.

The accompanying consolidated financial statements are stated in Japanese yen, the currency of the country in which Mecs is incorporated and principally operates. The translation of Japanese yen amounts with respect to March 31, 1999 is included solely for the convenience of readers outside Japan and have been made at the rate of (Yen)121 = $1, the approximate rate of exchange on March 31, 1999. Such translation should not be construed as a representation that the Japanese yen amounts could be converted into United States dollars at the above or any other rate.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America. In certain respects, effect has been given in the consolidated financial statements to adjustments that have not been entered in the companies' general books of account, which are maintained principally in accordance with accounting practices prevailing in the countries of incorporation. The major adjustments include accruals for certain expenses, pension cost and liabilities, valuation of securities and the recognition of capital leases.

Business and Credit Concentration

The Company's three largest customers accounted for 14.6%, 8.5% and 7.0% of sales during the year ended March 31, 1999. The Company reviews a customer's credit history before extending credit and continuously evaluates its accounts receivable for collectability. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. To reduce credit risk, the Company generally requires a down payment on international sales.


2.  SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Consolidation and Investment in affiliated companies

The consolidated financial statements include the accounts of Mecs Corporation and its majority-owned subsidiaries (the "Company"). Affiliated companies consist of companies owned 20% to 50%. Investments in affiliated companies are accounted for by the equity method of accounting. All significant intercompany balances and transactions have been eliminated in consolidation. The accounts of certain subsidiaries have been included on the basis of financial information as of December 31, 1998. The ownership of other interest holders is reflected as minority interest.

Foreign Currency Translation

Foreign currency financial statements have been translated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Pursuant to this statement, the assets and liabilities of foreign subsidiaries and affiliated companies are translated into Japanese yen at the year-end exchange rate. All income and expense accounts are translated at average rates of exchange. The resulting translation adjustments are included in accumulated other comprehensive loss.

Foreign currency receivables and payables are translated into Japanese yen at year-end exchange rates and resulting exchange gains or losses are recognized in earnings, which totaled (Yen)729 thousand ($6 thousand) for the year ended March 31, 1999.

Cash flow information

For the purposes of statement of cash flows, the Company does not consider short term investments, such as time deposits, to be cash equivalents.

Allowance for doubtful receivables

An allowance for doubtful receivables is established in amounts considered to be appropriate based primarily upon the companies' past credit loss experience and an evaluation of potential losses in the receivables outstanding.

Inventories

Inventories are mainly stated at the lower of average cost or market Inventory costs include raw materials, labor and manufacturing overhead.

Depreciation

Depreciation of property and equipment is computed principally under the declining-balance method for assets held by the parent company and domestic subsidiaries and under the straight-line method for assets held by foreign subsidiaries, based on the estimated useful lives of the assets.

Securities Investments

As of March 31, 1999, the Company's long-term securities investments include equity securities. Such investments have been classified as "available-for-sale" and are carried at fair value, with unrealized holding gains and losses, net of taxes, included in accumulated other comprehensive loss in shareholders' deficit. There have been no declines in value that are considered to be other than temporary as of March 31, 1999.

Employees' benefit plans

Pension costs, with certain minor exceptions, have been determined in accordance with the provisions of SFAS No. 87, "Employees' Accounting for Pensions."

Revenue Recognition

Revenues are generally recognized upon delivery and acceptance of products by the customers, as such sales depend on customer approval.

Research and Development and Advertising Costs

Expenses relating to research and development activities are charged to income as incurred and totaled (Yen)44,274 thousand ($366 thousand) for the year ended March 31, 1999.

Advertising costs are charged to income as incurred, and totaled (Yen) 36,038 thousand ($297 thousand) for the year ended March 31, 1999.

Income Taxes

In accordance with SFAS No.109, "Accounting for Income Taxes", the Company follows an asset and liability approach for financial accounting and reporting for income taxes. No provision for income taxes is recognized on undistributed earnings of subsidiaries where the parent company considers that such earnings are reinvested or would not, under the present Japanese tax laws, be subject to additional taxation should they be distributed as dividends.


Disclosures About Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents and accrued liabilities approximate fair value because of the short-term maturities of these financial instruments. The carrying amounts of long-term debt approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets to be held and used for possible impairment, based on the undiscounted cash flows expected to be generated therefrom, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any impaired assets are recorded at the lower of their carrying amount or fair value. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards

In June 1998, the Financial Accounting Standards Board, (`FASB"), issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities", ("FAS 133"). This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. In July 1999, the FASB issued Statement of Accounting Standards No. 137 "Accounting for Derivative Instruments and Hedging Activities- Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date to the Company's first quarter of 2001. The adoption of FAS 133 is not expected to have a significant impact on the Company'sconsolidated financial position or results of operations, or cash flows.

In January 1999, the American Institute of Certified Public Accountants issued Statement of Position No. 98-9, ("SOP 98-9"), "Modification of SOP 97-2, 'Software Revenue Recognition,' with Respect to Certain Transactions." This SOP extends the deferral of the application of certain provisions of SOP 97-2 to thefirst quarter of the Company's fiscal 2000. The adoption of SOP 98-9 is not expected to have a significant impact on the Company's consolidated financial position, results of operations, or cash flows

3.      INVENTORIES

As of March 31, 1999 inventories were comprised  of the following:

                                         Thousands of        Thousands of
                                            Yen              U.S. Dollars
                                         ------------        ------------
  Finished goods                    (Yen)   106,632            $   881
  Work in process                         1,022,394              8,450
  Raw materials and parts                    77,770                643
                                          ---------              -----
                                   (Yen)  1,206,796            $ 9,974
                                          =========              =====

4.      IMPAIRMENT OF LONG-LIVED ASSETS

  In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121") the Company recorded a non-cash pre-tax charge of (Yen)446,716 thousand ($3,692 thousand) related to property and equipment. This change reduced substantially all property and equipment of Mecs to their fair value, determined based on an independent appraisal. Factors leading to impairment were a combination of historical losses, anticipated future losses and inadequate cash flows.

5.      PLEDGED ASSETS

As of March 31, 1999, assets pledged as collateral for short-term debt and long-term debt are as follows:

                                                                       Thousands of        Thousands of
                                                                           Yen             U.S. Dollars
                                                                       -----------         ------------
  Time deposits                                                (Yen)     196,268              $ 1,622
  Trade notes receivable                                                 503,732                4,163
  Property, plant and equipment (net of accumulated
   depreciation)                                                         668,436                5,524
  Land                                                                   248,700                2,055
                                                                       -----------         ------------
      Total                                                     (Yen)  1,617,136              $13,364
                                                                       ===========         ============

The above pledged assets were classified by type of liabilities to which they relate as follows:

                                                                     Thousands of        Thousands of
                                                                         Yen             U.S. Dollars
                                                                     ------------        ------------
Liabilities appearing in the Consolidated Balance Sheet as:

    Short-term debt                                             (Yen)  1,883,000              $15,562
    Long-term debt                                                       480,000                3,967
                                                                     -----------         ------------
      Total                                                     (Yen)  2,363,000              $19,529
                                                                     ===========         ============

6.      SECURITIES INVESTMENTS

As of March 31, 1999, securities investments consisted of equity securities classified as available-for-sale, with a cost of (Yen)14,082 thousand ($116 thousand) and unrealized holding losses of (Yen)552 thousand ($4 thousand).

7.  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

At March 31, 1999, investments in and advances to affiliated companies were comprised of the following:

                                                                       Thousands of         Thousands of
                                                                           Yen              U.S. Dollars
                                                                       ------------         ------------
                                                                          1999                 1999
                                                                       ------------         ------------
Investments in capital stock                                     (Yen)     8,380                $   69
Advances                                                                 625,220                 5,167
                                                                       ------------         ------------
Total                                                            (Yen)   633,600                $5,236
                                                                       ============         ============

Summarized financial information for affiliated companies at March 31, 1999 and for the year then ended is as follows:

                                                                    Thousands of          Thousands of
                                                                        Yen               U.S. Dollars
                                                                    ------------          ------------
Current assets                                                    (Yen)  854,556               $ 7,062
Net property, plant and equipment                                         30,574                   253
Other assets                                                              10,285                    85
                                                                    ------------          ------------
Total assets                                                      (Yen)  895,415               $ 7,400
                                                                    ------------          ------------

                                                                    Thousands of          Thousands of
                                                                        Yen               U.S. Dollars
                                                                    ------------          ------------
Current liabilities                                               (Yen)  971,747               $ 8,031
Noncurrent liabilities                                                   665,220                 5,498
Shareholders' deficit                                                   (741,552)               (6,129)
                                                                    ------------          ------------
Total liabilities and shareholders' deficit                       (Yen)  895,415               $ 7,400
                                                                    ------------          ------------

                                                                    Thousands of          Thousands of
                                                                        Yen               U.S. Dollars
                                                                    ------------          ------------
Net sales                                                         (Yen)1,141,906               $ 9,437
                                                                    ------------          ------------
Net loss                                                          (Yen)  (85,350)              $  (705)
                                                                    ------------          ------------


Account balances and transactions with affiliated companies at March 31, 1999 are presented below:

                                                                    Thousands of          Thousands of
                                                                        Yen               U.S. Dollars
                                                                    ------------          ------------
Advances                                                          (Yen)  625,220                $5,167
                                                                    ------------          ------------
Accounts payable, trade                                           (Yen)  479,476                $3,963
                                                                    ------------          ------------

                                                                    Thousands of          Thousands of
                                                                         Yen              U.S. Dollars
                                                                    ------------          ------------
Purchases                                                         (Yen)1,090,114                $9,009
                                                                    ------------          ------------
Other Income, net                                                 (Yen)   20,892                $  173
                                                                    ------------          ------------


8.      SHORT-TERM AND LONG-TERM DEBT

Short-term debt consisted primarily of borrowings from banks. As of March 31, 1999, the weighted average interest rate on the borrowings was 1.6%.

Certain subsidiaries of the Company had unused lines of credit for the short-term borrowings amounting to (Yen)57,000 thousand ($471 thousand) as of March 31, 1999.

As of March 31, 1999, long-term debt consisted of the following:

                                                                    Thousands of           Thousands of
                                                                         Yen               U.S. Dollars
                                                                    ------------           ------------
    1.4% secured straight bonds due in fiscal 2001                (Yen)  480,000               $3,967
    1.7% ~ 1.9% unsecured loans from banks and due in
      fiscal 2000 through 2004                                           217,420                1,797
    Capital lease obligations                                             89,300                  738
                                                                    ------------         ------------
                                           Total                         786,720                6,502
    Less current portion included                                        141,321                1,168
                                                                    ------------         ------------
                                                                  (Yen)  645,399               $5,334
                                                                    ============         ============

The aggregate annual maturities of long-term debt subsequent to March 31, 2000, are summarized below:

                                                                   Thousands of          Thousands of
Year ending March 31,                                                   Yen              U.S. Dollars
----------------------                                           ---------------       ---------------
2001                                                              (Yen)  554,883               $4,586
2002                                                                      37,994                  314
2003                                                                      31,072                  257
2004                                                                      21,450                  177
                                                                 ---------------      ---------------
                                                                  (Yen)  645,399               $5,334
                                                                 ---------------      ---------------

As of March 31, 1999, the aggregate cost and related accumulated depreciation of capitalized leased assets included in property and equipment were as follows:

                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
                  Aggregate cost                                  (Yen) 188,300                 $1,556
                  Accumulated depreciation                              (99,400)                  (821)

9.      PENSION PLANS

The Company has a trusted non-contributory welfare pension plan covering substantially all of its employees. The plan provides benefits based upon length of service and compensation at the time of retirement or termination.

The Company's funding policy is to contribute monthly the amounts actuarially determined that would provide sufficient assets for projected benefit obligations. The plan's assets are invested primarily in interest-bearing securities and marketable equity securities.

Net periodic pension cost included the following components:

                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
    Service cost-benefit earned during the year                   (Yen)  10,657                   $88

                                                                     Thousands of           Thousands of
                                                                          Yen               U.S. Dollars
                                                                     ------------           ------------
    Interest cost on projected benefit obligation                          1,122                     9
    Expected return on plan assets                                          (321)                   (2)
    Recognized actuarial gain                                                (87)                   (1)
                                                                    ------------          ------------
    Net periodic pension cost                                      (Yen)  11,371                   $94
                                                                    ------------          ------------

The following table set forth changes in the projected benefit obligation and fair value of plan assets, and a reconciliation of the funded status of the plans at March 31, 1999:

                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
    Change in projected benefit obligation:
    Projected benefit obligation at beginning of year             (Yen)  32,071                   $265
    Service cost                                                         10,657                     88
    Interest cost                                                         1,122                      9
    Actuarial loss                                                         (538)                    (4)
                                                                   ------------           ------------
    Projected benefit obligation at end of year                    (Yen) 43,312                   $358
                                                                   ------------           ------------


    Change in plan assets:
    Fair value of plan assets at beginning of year                 (Yen)  9,728                   $ 80
    Actual return on plan assets                                            (37)                    (-)
    Employer contributions                                                2,045                     17
                                                                   ------------           ------------
    Fair value of plan assets at end of year                       (Yen) 11,736                   $ 97
                                                                   ------------           ------------


                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
    Reconciliation of funded status and net amount recognized
    in the consolidated balance sheet:

    Funded status                                                   (Yen)(31,575)              $(261)
    Unrecognized net actuarial loss                                         (179)                 (1)
                                                                     -----------        ------------
    Net amount recognized                                           (Yen)(31,754)              $(262)
                                                                     ===========        ============

    Amounts recognized in the consolidated balance sheet
    consist of:
    Accrued pension liability                                       (Yen)(31,754)              $(262)
                                                                     -----------        ------------
    Net amount recognized                                           (Yen)(31,754)              $(262)
                                                                     ===========        ============

    Actuarial assumptions:
    Discount rate                                                            3.5%
    Assumed rate of increase in future compensation levels                   3.7%

    Expected long-term rate on plan assets                                       3.3%

Accumulated benefit obligation of the plan was (Yen)40,292 thousand ($333 thousand) as of March 31, 1999.

10.      DISCONTINUED OPERATIONS

During the year ended March 31, 2000, subsequent to the current fiscal year, the Company sold its subsidiaries, Mecs Medical Inc., Mecs System Inc., and Intertec Inc. These subsidiaries have been accounted for as discontinued operations in the accompanying consolidated financial statements. The net assets of these subsidiaries at March 31, 1999 consisted primarily of trade receivables and inventories.

Net sales applicable to the discontinued operations totaled (Yen)1,803,720 thousand ($14,907 thousand ) during the year ended March 31,1999. The Company recorded total gains from discontinued operations of (Yen)86,011 thousand ($711 thousand), net of income tax of (Yen)11,272 thousand ($93 thousand), which consisted of income from operations of (Yen)101,662 thousand ($840 thousand) and losses from disposals of (Yen)15,651 thousand ($129 thousand) for the year ended March 31, 1999.

Net current assets of discontinued operations and income from discontinued operations, net of applicable income taxes, in the accompanying consolidated financial statements include amount for Intertec Inc. of (Yen)231,437 thousand ($1,913 thousand) and (Yen)107,606 thousand ($889 thousand), net of income tax expenses of (Yen)10,841 thousand ($90 thousand), respectively. The sale of Intertec Inc. was completed on December 28, 1999 for proceeds of (Yen)128,640 thousand ($1,063 thousand). The Company's initial investment in Intertec was
(Yen)40,200 thousand ($332 thousand).

11.   INCOME TAXES

Income (loss) before income taxes and the provision for income taxes for the year ended March 31, 1999 were as follows:

                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
Income (loss) before income taxes:
Domestic                                                       (Yen)  (1,295,491)             $(10,706)
Foreign                                                                   26,886                   222
                                                                    ------------          ------------
                                                               (Yen)  (1,268,605)             $(10,484)
                                                                    ------------          ------------
Provision for income taxes:
Current:
Domestic                                                       (Yen)      38,737              $    320
Foreign                                                                   13,043                   108
                                                                    ------------          ------------
                                                                          51,780                   428
                                                                    ------------          ------------

    Deferred:
    Domestic                                                                   -                     -
    Foreign                                                                    -                     -
                                                                    ------------          ------------
                                                                               -                     -
                                                                    ------------          ------------
    Consolidated provision for
    income taxes                                                  (Yen)   51,780              $    428
                                                                    ------------          ------------

The Company's provision for income taxes differs from the expected tax benefit amount, determined by applying the normal statutory income tax rate of 46.7% to the loss before income taxes, primarily as a result of the application of a valuation allowance against deferred tax assets.

Effective April 1, 1999, the normal statutory income tax rate decreased from 46.7% to 41.4% in accordance with a change in the Japanese corporate income tax law. The effect of the changes in the tax rate on the balance of deferred tax assets reduced the net deferred tax assets by approximately (Yen)56,810 thousand ($470 thousand) as of March 31, 1999, which was fully offset by a corresponding change in the valuation allowance

Significant components of the deferred income tax assets and liabilities as of March 31, 1999 were as follows:

                                                                   Thousands of           Thousands of
                                                                        Yen               U.S. Dollars
                                                                   ------------           ------------
    Deferred tax assets:
    Accounts receivable allowance                                (Yen)  194,116                $ 1,604
    Inventory reserves                                                  270,382                  2,235
    Impairment of long-lived assets                                     184,225                  1,523
    Net operating loss carryforwards                                    334,972                  2,768
    Accrued warranty                                                     30,514                    252
    Estimated loss on contracts                                          37,528                    310
    Other temporary differences                                          59,541                    492
                                                                   ------------           ------------
    Total deferred income tax assets                                  1,111,278                  9,184
    Valuation allowance                                              (1,111,278)                (9,184)
                                                                   ------------           ------------
    Deferred tax asset                                           (Yen)        -                $     -
                                                                   ------------           ------------

The valuation allowance was established to reduce the deferred tax assets to the amount that is expected to be realized. The net change in the total valuation allowance for the year ended March 31, 1999 was an increase of (Yen)539,762 thousand ($4,461 thousand).

At March 31, 1999, the Company had net operating loss carryforwards of approximately (Yen)812,247 thousand ($6,713 thousand) available to offset future federal taxable income in the Companies consolidated income tax returns through 2004.

As of March 31, 1999, the amount of undistributed earnings of foreign subsidiaries on which a deferred tax liability has not been recorded in the accompanying consolidated balance sheet aggregated (Yen)28,361 thousand ($234 thousand). Determination of the deferred tax liability related to the undistributed earnings of foreign subsidiaries is not practicable.

12.     COMMITMENTS AND CONTINGENT LIABILITES

At March 31,1999, the Company was contingently liable as guarantor of indebtedness of an affiliated company in the amount of (Yen)770,000 thousand ($6,364 thousand).

The Company and consolidated subsidiaries made rental payments of (Yen)19,200 thousand ($159 thousand) under noncancelable operating lease agreements for offices, warehouses, automobiles and office equipment during the year ended March 31, 1999.

The minimum future rental payments required under noncancelable operating lease agreements as of March 31, 1999 were as follows:


                                                                   Thousands of           Thousands of
    Year ending March 31,                                               Yen               U.S. Dollars
    ------------------------                                       ------------           ------------
    2000                                                          (Yen)  19,200                  $159
    2001                                                                 19,200                   159
    2002                                                                 19,200                   159
    2003                                                                  9,300                    77
                                                                   ------------          ------------
                                                                  (Yen)  66,900                  $554

13.      SHAREHOLDERS' DEFICIT

The Japanese Commercial Code (the "Code") provides that an amount equal to at least 10% of cash dividends paid and other cash outlays resulting from appropriation of retained earnings with respect to each fiscal period be transferred to the legal reserve until such reserve equals 25% of the stated capital. This reserve and additional paid-in capital are not available for dividends but may be used to reduce a deficit by resolution of the shareholders or may be capitalized by resolution of the Board of Directors.

14.     ACCUMULATED OTHER COMPREHENSIVE LOSS

Other comprehensive loss consisted of foreign currency translation adjustments, with no related tax benefit or expense. Unrealized holding gains or losses on securities investments were insignificant as of March 31, 1999.

15.     SUBSEQUENT EVENT

The Company sold its subsidiaries, Intertec Inc., Mecs Systems Inc., and Mecs Medical Inc., in December 1999, January 2000, and January 2000, respectively, and sold its investment in Technowave Inc., an affiliate, in March 2000. The subsidiaries and affiliate were sold for the aggregate amount of (Yen)138,160 thousand ($1,142 thousand). Intertec Inc., Mecs Systems Inc., and Mecs Medical Inc., are accounted for as discontinued operations in the accompanying consolidated financial statements (Note 10).

On April 20, 1999, Mecs purchased the remaining 55% of the common stock of Mecs Hatta Inc. that it did not already own, in exchange for (Yen)20,000 thousand ($163 thousand) in cash. As a result of this transaction, Mecs Hatta Inc., became a wholly-owned subsidiary of Mecs, and changed its name to Mecs Material Inc., as of May 6, 1999.

On March 23, 2000, Asyst Technologies, Inc. ("Asyst"), a California corporation, completed the second phase of its acquisition of a majority interest in Mecs by acquiring an additional 68.7 percent of the common stock of MECS in exchange for $9.8 million in cash. Originally announced on September 22, 1999, the transaction was structured as a staged acquisition, with Asyst acquiring 9.9 percent of the common stock of Mecs in exchange for $1.5 million in cash. Under the terms of the purchase agreement, Asyst agreed to move to a majority ownership position upon attainment by Mecs of certain business objectives and has the right to purchase 100 percent of the outstanding common stock of Mecs.

MECS CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
(Unaudited)


                                                                                                     Thousands of U.S.
                                                                              Thousands of Yen           Dollars
                                                                            --------------------     -----------------
ASSETS
Current assets:
    Cash                                                                      Yen      403,851          $     3,959
    Time deposits                                                                      233,755                2,292
    Trade receivables-
       Notes                                                                           564,691                5,536
       Accounts                                                                        947,669                9,291
       Allowance for doubtful receivables                                              (9,419)                 (91)
    Inventories                                                                        796,950                7,813
    Prepaid expenses and other                                                         178,181                1,746
                                                                            --------------------     -----------------
          Total current assets                                                       3,115,678               30,546
                                                                            --------------------     -----------------

Property and equipment:
    Land                                                                               477,725                4,683
    Building and improvement                                                         1,539,159               15,090
    Machinery and equipment                                                            469,941                4,607
                                                                            --------------------     -----------------
                                                                                     2,486,825               24,380
    Accumulated depreciation                                                       (1,489,227)             (14,600)
                                                                            --------------------     -----------------
    Property and equipment, net                                                       997,598                9,780
                                                                            --------------------     -----------------

Investments and Other Assets:
    Securities investments                                                              24,059                  236
    Other assets                                                                        60,948                  598
                                                                            --------------------     -----------------
                                                                                        85,007                  834
                                                                            --------------------     -----------------
                                                                              Yen    4,198,283            $   41,160
                                                                            ====================     =================

    See accompanying notes to condensed consolidated financial statements.

MECS CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
(Unaudited)



                                                                                Thousands of         Thousands of U.S.
                                                                                    Yen                   Dollars
                                                                           --------------------     -------------------
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
    Short-term debt                                                            Yen   2,250,588        $      22,065
    Current portion of long-term debt                                                  129,244                1,267
    Trade notes and accounts payable                                                 1,182,737               11,595
    Advances from customers                                                             88,493                  868
    Other current liabilities                                                          321,418                3,151
                                                                           --------------------     -------------------
          Total current liabilities                                                  3,972,480               38,946
                                                                           --------------------     -------------------

Long-term Liabilities:
    Long-term debt, net of current portion                                             855,144                8,384
    Other long-term liabilities                                                         43,072                  422
                                                                           --------------------     -------------------
          Total long-term liabilities                                                  898,216                8,806
                                                                           --------------------     -------------------
Minority Interests                                                                      13,747                  135
                                                                           --------------------     -------------------

Shareholders' Deficit:
    Common stock, par value Yen 50 per share;
       Authorized     -  21,081,600 shares
       Outstanding    -   5,270,400 shares                                             928,700                9,105
    Additional paid-in capital                                                         737,200                7,227
    Legal reserve                                                                      127,135                1,246
    Accumulated deficit                                                            (2,460,926)             (24,127)
    Accumulated other comprehensive loss                                              (18,269)                (178)
                                                                           --------------------     -------------------
          Total shareholders' deficit                                                (686,160)              (6,727)
                                                                           --------------------     -------------------

                                                                               Yen  4,198,283         $     41,160
                                                                           ====================     ===================

See accompanying notes to condensed consolidated financial statements.

MECS CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1999
(Unaudited)


                                                                                                    Thousands of
                                                                               Thousands of Yen     U.S. Dollars
                                                                              -----------------    --------------
Net Sales                                                                      Yen  4,394,258       $    43,081
Cost of Sales                                                                       3,778,052            37,040
                                                                              -----------------    --------------
Gross Profit                                                                          616,206             6,041
Research and Development                                                               32,407               318
Selling, General and Administrative Expenses                                          631,298             6,189
                                                                              -----------------    --------------
Operating Loss                                                                        (47,499)             (466)
                                                                              -----------------    --------------
Other Income (Expenses):
    Interest income                                                                    14,049               138
    Interest expense                                                                  (42,787)             (419)
    Other, net                                                                        (93,315)             (915)
                                                                              -----------------    --------------
          Total                                                                       122,053            (1,196)
                                                                              -----------------    --------------
Loss from Consolidated Operations before Provision for Income Taxes,
    Minority Interest and Equity Earnings                                            (169,552)           (1,662)
                                                                              -----------------    --------------
Provision for Income Taxes:
    Current                                                                            (6,310)              (62)
    Deferred                                                                               -                 -
                                                                              -----------------    --------------
          Total                                                                        (6,310)              (62)
                                                                              -----------------    --------------
Loss from Continuing Operations Before Minority Interest and Equity Earnings         (175,862)           (1,724)
                                                                              -----------------    --------------
Minority Interest in Income of Consolidated Subsidiaries                                1,477                15
                                                                              -----------------    --------------
Loss from Continuing Operations before Equity Earnings                               (174,385)           (1,709)
                                                                              -----------------    --------------
Equity in Earnings of Affiliated Companies                                                645                 6
                                                                              -----------------    --------------
Net Loss from Continuing Operations                                                  (173,740)           (1,703)
                                                                              -----------------    --------------
Discontinued Operations:
    Income from operations, net of applicable income taxes                              2,785                27
    Gain on disposal, net of applicable income taxes                                   80,953               794
                                                                              -----------------    --------------
Net Loss                                                                       Yen    (90,002)       $     (882)
                                                                              =================    ==============

See accompanying notes to condensed consolidated financial statements.

MECS CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1999
(Unaudited)


                                                                               Thousands of         Thousands of
                                                                                    Yen             U.S. Dollars
                                                                              -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                    Yen    (90,002)   $         (882)
   Adjustments to reconcile net loss to net cash provided by operating activities-
     Income from discontinued operations                                               (2,785)              (27)
     Gain from discontinued operations                                                (80,953)             (794)
     Change in net current assets of discontinued operation                           312,086             3,059
     Depreciation and amortization expenses                                            89,710               879
     Change in provision for doubtful accounts                                        (16,808)             (165)
     Estimated retirement and termination allowances                                    9,013                88
     Write-down of inventories                                                        (87,000)             (853)
     Change in current assets and liabilities-
       Trade receivables                                                              368,594             3,614
       Accrued liabilities                                                            (27,349)             (268)
       Inventories                                                                    580,335             5,690
       Trade payables                                                                (677,087)           (6,638)
       Advances from customers                                                       (326,014)           (3,196)
       Income tax payables                                                            (32,247)             (316)
       Other, net                                                                      67,379               661
                                                                              -----------------  -----------------
         Net cash provided by operating activities                                     86,872               852
                                                                              -----------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in cash and cash equivalents by the acquisition                           224,755             2,204
   Purchase of property and equipment, net                                            (33,125)             (325)
   Purchase of investments                                                            451,993             4,431
   Decrease in time deposits                                                          (37,487)             (368)
   Other, net                                                                          (5,336)              (52)
                                                                              -----------------  -----------------
         Net cash provided by investing activities                                    600,800             5,890
                                                                              -----------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Decrease in borrowings, net                                                     (1,049,864)          (10,293)
                                                                              -----------------  -----------------
         Net cash used in financing activities                                     (1,049,864)          (10,293)
                                                                              -----------------  -----------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        Yen    (10,223)   $         (100)
                                                                              =================  =================

NET CHANGE IN CASH AND CASH EQUIVALENTS                                              (372,415)           (3,651)
CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                                                776,266             7,610
                                                                               ---------------   ---------------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                                               Yen    403,851    $        3,959
                                                                               ===============   ===============


Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for
  Interest                                                                         Yen 40,047              $393
  Income taxes                                                                         35,035               343

See accompanying notes to condensed consolidated financial statements

MECS CORPORATION AND CONSOLIDATED SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
(Unaudited)

BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Mecs Corporation ("Mecs"), a Japanese corporation, and its majority-owned subsidiaries. Affiliated companies consist of companies owned 20% to 50%. Investments in affiliated companies are accounted for by the equity method of accounting. All significant intercompany balances and transactions have been eliminated in consolidation. The accounts of certain subsidiaries have been included on the basis of financial information as of December 31, 1998. The ownership of other interest holders is reflected as minority interest. These condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for presentation of financial position, results of operations and cash flows required by accounting principles generally accepted in the United States. In certain respects, effect has been given to adjustments that have not been entered in the companies' general books of account, which are maintained principally in accordance with accounting practices prevailing in the countries of incorporation.

The unaudited condensed consolidated financial statements are stated in Japanese yen, the currency of the country in which Mecs is incorporated and principally operates. The translation of Japanese yen amounts with respect to December 31, 1999 is included solely for the convenience of readers outside Japan and have been made at the rate of Yen 102 = US$1, the rate of exchange on December 31, 1999. Such translation should not be construed as a representation that the Japanese yen amounts could be converted into Unites States dollars at the above or any other rate.

While the financial information furnished is unaudited, the condensed consolidated financial statements included reflect all adjustments (consisting only of normal recurring adjustments) which Mecs considers necessary for the fair presentation of the results of operations for the interim period covered and of the financial condition of Mecs at the date of the interim balance sheet. The results for the interim period are not necessarily indicative of the results for the entire year. The condensed consolidated financial statements should be read in connection with the Mecs consolidated financial statements for the year ended March 31, 1999 included under Item 7 (a) in this Report on Form 8-K.


ACQUISITION BY ASYST

On March 23, 2000, Asyst Technologies, Inc. ("Asyst"), a California corporation, completed the second phase of its acquisition of a majority interest in Mecs by acquiring an additional 68.7 percent of the common stock of MECS in exchange for $9.8 million in cash. Originally announced on September 22, 1999, the transaction was structured as a staged acquisition, with Asyst acquiring 9.9 percent of the common stock of Mecs in exchange for $1.5 million in cash. Under the terms of the purchase agreement, Asyst agreed to move to a majority ownership position upon attainment by Mecs of certain business objectives and has the right to purchase 100 percent of the outstanding common stock of Mecs.

DISCONTINUED OPERATIONS

During the nine months ending December 31, 1999, the Company sold its subsidiary, Intertec Inc. This subsidiary has been accounted for as discontinued operations in the accompanying consolidated financial statements.

Net sales applicable to the discontinued operations totaled (Yen)1,352,000 thousand ($13,263 thousand ) during the nine months ending December 31, 1999. The Company recorded total gains from discontinued operations of (Yen)83,738 thousand ($821 thousand), net of income tax of (Yen)8,454 thousand ($83 thousand), which consisted of income from operations of (Yen)2,785 thousand ($27 thousand) and gain from disposals of (Yen)80,953 thousand ($794 thousand) for the nine months ending December 31, 1999.

The subsidiaries were sold for in the aggregate amount of (Yen)128,640 thousand ($1,261 thousand).

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 23, 2000, Asyst Technologies, Inc. ("Asyst") completed the second phase of its acquisition of a majority interest in Mecs Corporation, a Japanese corporation ("Mecs") by acquiring an additional 68.7 percent of the common stock of MECS in exchange for $9.8 million in cash, excluding transaction costs of approximately $800,000. Originally announced on September 22, 1999, the transaction was structured as a staged acquisition, with Asyst acquiring 9.9 percent of the common stock of Mecs in exchange for $1.5 million in cash, excluding transaction costs of approximately $300,000. Under the terms of the purchase agreement, Asyst agreed to move to a majority ownership position upon attainment by Mecs of certain business objectives and has the right to purchase 100 percent of the outstanding common stock of Mecs.

The following unaudited pro forma combined financial statements give effect to the acquisition under the purchase method of accounting. The pro forma combined balance sheet assumes the acquisition took place on December 31, 1999 and combines Asyst's unaudited consolidated balance sheet with Mecs's unaudited consolidated balance sheet at that date. The pro forma combined statements of operations assume that the acquisition took place as of the beginning of each of the periods presented and combine Asyst's consolidated statement of operations for the year ended March 31, 1999 and Asyst's unaudited consolidated statement of operations for the nine months ended December 31, 1999 with the consolidated statement of operations of Mecs for the year ended March 31, 1999 and the unaudited consolidated statement of operations of Mecs for the nine months ended December 31, 1999. The charge of $884,000 resulting from purchased in-process research and development costs has been reflected in shareholders' equity in the pro forma combined balance sheet at December 31, 1999. This charge has been excluded from the pro forma combined statements of operations for the year ended March 31, 1999 and for the nine months ended December 31, 1999. The balance sheet of Asyst at December 31, 1999 includes the initial investment made in Mecs and transaction costs incurred of $1.8 million.

These pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of Asyst, which were previously reported in Asyst's 1999 Annual Report to Shareholders and Asyst's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, and of Mecs (see Item 7(a)). Certain historical information of Mecs has been classified to conform to the classification of Asyst.

The unaudited pro forma adjustments are based upon preliminary estimates and certain assumptions that management of Asyst believes are reasonable in the circumstances. The actual adjustments may be revised upon completion of the purchase price allocation. Other than to reflect the actual operating results of Mecs for the three months ended March 31, 2000, which will have an impact on purchase price allocation, management of Asyst does not believe that actual adjustments will be materially different from the preliminary estimates.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

ASYST TECHNOLOGIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1999
(Unaudited, In thousands)

                                                                                 Pro forma
                                               Asyst           Mecs             Adjustments           Pro forma Combined
                                          --------------    ----------      ------------------      ----------------------
ASSETS
Current assets:
    Cash and cash equivalents                 $ 95,291       $  3,959                 $ (9,843)   (1)             $ 89,407
    Short-term investments                      11,960          2,292                                               14,252
    Accounts receivable, net                    44,911          9,200                                               54,111
    Inventories                                 34,616          7,813                                               42,429
    Deferred tax asset                          16,238              -                                               16,238
    Prepaid expenses and other current
     assets                                      7,063          8,116                                               15,179
                                          --------------    ----------      ------------------      ----------------------
         Total current assets                  210,079         31,380                   (9,843)                    231,616
                                          --------------    ----------      ------------------      ----------------------
Property and equipment, net                     15,181          9,780                                               24,961
Other assets, net                               20,117              -                   16,746    (2)               35,044
                                                                                        (1,819)   (3)
                                          --------------    ----------      ------------------      ----------------------
                                              $245,377       $ 41,160                 $  5,084                    $291,621
                                          ==============    ==========      ==================      ======================

LIABILITY AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current portion of long term debt         $      -       $  1,267                                             $  1,267
    Short term loans and notes payable               -         22,065                                               22,065
    Accounts payable                            22,554         11,595                                               34,149
    Accrued liabilities and other current       13,260          3,286                   (1,545)   (4)               15,787
     liabilities                                                                           786    (5)

    Income taxes payable                           685              -                                                  685
    Customer deposits                            3,521            868                                                4,389
                                          --------------    ----------      ------------------      ----------------------
         Total current liabilities              40,020         39,081                     (759)                     78,342
                                          --------------    ----------      ------------------      ----------------------
Long term debt, net of current portion               -          8,384                                                8,384
Other long term liabilities                          -            422                                                  422
                                          --------------    ----------      ------------------      ----------------------
         Total liabilities                      40,020         47,887                     (759)                     87,148
                                          --------------    ----------      ------------------      ----------------------
Shareholders' equity:
    Common stock                               222,657         16,332                  (16,332)   (4)              222,657
    Retained earnings ( deficit)               (17,300)       (23,059)                  23,059    (4)              (18,184)
                                                                                          (884)   (2)
                                          --------------    ----------      ------------------      ----------------------
         Total shareholders' equity
             (deficit)                         205,357         (6,727)                   5,843                     204,473
                                          --------------    ----------      ------------------      ----------------------
                                              $245,377       $ 41,160                 $  5,084                    $291,621
                                          ==============    ==========      ==================      ======================

See accompanying notes to pro forma combined financial statements.

ASYST TECHNOLOGIES, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 1999
( Unaudited, In thousands, except per share amounts)



                                                                                    Pro forma             Pro forma
                                               Asyst                Mecs           Adjustments             Combined
                                        --------------------   ----------------   ---------------      -----------------

Net sales                                       $    92,948         $   38,363                             $    131,311
Cost of sales                                        59,895             38,388                                   98,283
                                        --------------------   ----------------   ---------------      -----------------
         Gross profit (loss)                         33,053                (25)                -                 33,028
                                        --------------------   ----------------   ---------------      -----------------

Operating expenses
    Research and development                         18,027                366                                   18,393
    Selling, general and administrative              41,859             10,115                                   51,974
    Goodwill amortization                                 -                  -             2,392  (6)             2,392
    In-process research and
     development of acquired business                 7,100                                                       7,100
    Restructuring charge                              5,542                  -                                    5,542
                                        --------------------   ----------------   ---------------      -----------------
         Total operating expenses                    72,528             10,481             2,392                 85,401
                                        --------------------   ----------------   ---------------      -----------------

Operating loss                                      (39,475)           (10,506)           (2,392)               (52,373)
Other income, net                                     1,737               (442)                                   1,295
                                        --------------------   ----------------   ---------------      -----------------
Loss before provision (benefit) for
     taxes                                          (37,738)           (10,948)           (2,392)               (51,078)
Provision (benefit) for income taxes                (10,807)               428                    (7)           (10,379)

                                        --------------------   ----------------   ---------------      -----------------
                Net loss                       $   (26,931)       $   (11,376)       $   (2,392)           $   (40,699)
                                        ====================   ================   ===============      =================

Basic and diluted earnings (loss) per
     share                                     $     (2.30)                                                $     (3.47)
                                        ====================                                           =================

Shares used in per share calculation
     of basic and diluted earnings
     (loss) per share                                11,730                                                      11,730
                                        ====================                                           =================


See accompanying notes to pro forma combined financial statements.

ASYST TECHNOLOGIES, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1999
(Unaudited, In thousands, except per share amounts)


                                                                                    Pro forma             Pro forma
                                               Asyst                Mecs           Adjustments             Combined
                                        --------------------   ----------------   ---------------      -----------------
Net sales                                     $     131,598        $    43,081                            $     174,679
Cost of sales                                        72,672             37,040                                  109,712
                                        --------------------   ----------------   ---------------      -----------------
        Gross profit                                 58,926              6,041                 -                 64,967
                                        --------------------   ----------------   ---------------      -----------------

Operating expenses:
    Research and development                         13,989                318                                   14,307
    Selling, general and administrative              37,814              6,189                                   44,003
    Goodwill amortization                             1,880                  -             1,794  (6)             3,674
    In-process research and
     development of acquired
     businesses and product line                      4,000                  -                                    4,000
                                        --------------------   ----------------   ---------------      -----------------
        Total operating expenses                     57,683              6,507             1,794                 65,984
                                        --------------------   ----------------   ---------------      -----------------

Operating income (loss)                               1,243              (466)           (1,794)                (1,017)
Other income (expense), net                           1,088            (1,175)                                     (87)
                                        --------------------   ----------------   ---------------      -----------------
Income before provision for income
     taxes                                            2,331            (1,641)           (1,794)                (1,104)
Provision for income taxes                            2,124                62                     (7)             2,186
                                        --------------------   ----------------   ---------------      -----------------
        Net Income (loss)                      $        207       $    (1,703)      $    (1,794)          $     (3,290)
                                        ====================   ================   ===============      =================

Basic earnings (loss) per share                $       0.01                                               $      (0.12)
                                        ====================                                           =================
Diluted earnings (loss) per share              $       0.01                                               $      (0.12)
                                        ====================                                           =================

Shares used in per share calculation
of:
    Basic earnings per share                         26,358                                                      26,358
                                        ====================                                           =================
    Diluted earnings per share                                                                                   26,358
                                                     29,312
                                        ====================                                           =================

See accompanying notes to pro forma combined financial statements.

ASYST TECHNOLOGIES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Represents cash used on the acquisition date to fund the second acquisition payment, which aggregated approximately $9,843,000, excluding transaction costs of approximately $786,000, to acquire the additional 68.7 percent of the common stock of Mecs.

(2) To reflect the estimated valuation adjustments of Mecs assets and liabilities resulting from the preliminary allocation of the purchase price. The aggregate purchase price (including acquisition costs, initial investment and the second investment) is estimated to be approximately $12,448,000; the excess of purchase price over net liabilities acquired is estimated at $16,746,000 (excess of cost over net liabilities acquired is being amortized by the straight-line method over seven years). The purchase price allocation includes in-process research and development costs of $884,000 charged to operations at the time of the acquisition as the acquired research and development had not yet reached technological feasibility and Asyst could not foresee any future alternative use.

    The purchase accounting adjustments reflect the fair value of assets and liabilities acquired based on management's evaluation of the assets and liabilities. At this time, the net book value of property, land and equipment is estimated to approximate fair value. Other than to reflect the actual operating results of Mecs for the three months ended March 31, 2000, management of Asyst does not believe that actual adjustments will be materially different from the preliminary estimates.

(3) To reflect the elimination of Asyst's initial investment and related transaction costs of $1,819,000 to acquire 9.9 percent of the common stock of Mecs.

(4) To reflect the 21.4 percent ($1,545,000) of the net liabilities to minority interest and to eliminate the Mecs common stock of $16,332,000 and the Mecs accumulated deficit of $23,059,000.

(5) To accrue additional transaction costs incurred, but not paid of $786,000 as of the closing of the transaction.

(6) To reflect amortization of the excess of cost over net liabilities acquired assuming the acquisition had taken place on the first day of the period presented. Excess of cost over net liabilities acquired is being amortized by the straight-line method over seven years.

(7) There is no income tax effects of the pro forma adjustments as the goodwill amortization charge relating to the acquisition has been treated as non-deductible for tax purposes.

                                    F-39